Contact:	Bill Loughman Chief Financial Officer 404-525-7272

AIRGATE PCS, INC. ANNOUNCES FOURTH QUARTER
AND YEAR-END FISCAL 2004 RESULTS

ATLANTA (December 13, 2004) – AirGate PCS, Inc. (Nasdaq: PCSA), a PCS Affiliate of Sprint, today announced financial and operating results for its fourth fiscal quarter and twelve months ended September 30, 2004. Highlights of the quarter include the following:

•	Net income for the quarter was $8.7 million, or $0.74 per share, compared with a loss of ($7.8) million, or ($1.51) per share in the fourth fiscal quarter of 2003.

•	EBITDA, earnings before interest, taxes, depreciation and amortization, was $28.0 million compared with $15.3 million in the fourth fiscal quarter of 2003.

•	Gross additions were 44,437 compared with 34,464 in the fourth fiscal quarter of 2003.

•	Churn decreased to 2.83% in the fourth fiscal quarter of 2004 from 3.41% in the fourth fiscal quarter of 2003.

•	Net additions were 9,296 compared with a loss of (4,697) in the fourth fiscal quarter of 2003.

•	Cash, cash equivalents and short-term investment securities increased to $68.5 million as of September 30, 2004 from $62.0 million at June 30, 2004 and from $54.1 million at September 30, 2003.

Financial Overview and Key Operating Metrics
Financial and operating metrics, which include non-GAAP financial measures, for the quarters and the twelve months ended September 30, 2004 and 2003, include the following:

	For the Quarters Ended September 30,
	2004	2003	Change	% Change
Selected Financial Data (dollars in thousands)
Revenue	$91,531	$89,317	$2,214	2.5%
Operating expenses	75,664	85,710	(10,046)	(11.7%)
Income (loss) from continuing operations	8,676	(7,814)	16,490	N/M
Discontinued operations	—	—	—	N/M
Net income (loss)	8,676	(7,814)	16,490	N/M
Capital expenditures	2,280	5,654	(3,374)	(59.7%)
Cash, cash equivalents and short-term investments, end of period	68,453	54,078	14,375	26.6%
Key Operating Metrics and Non-GAAP Financial Measures
Total subscribers, end of period	384,537	359,460	25,077	7.0%
Subscriber gross additions	44,437	34,464	9,973	28.9%
Subscriber net additions	9,296	(4,697)	13,993	N/M
Churn	2.83%	3.41%	(0.58%)	N/M
ARPU	$57.58	$61.22	$(3.64)	(5.9%)
CPGA	$375	$395	$(20)	(5.1%)
EBITDA (in thousands)	$28,022	$15,269	$12,753	83.5%

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AirGate PCS Announces Fourth Quarter Fiscal 2004 Results

December 13, 2004

	For the Twelve Months Ended September 30
	2004	2003	Change	% Change
Selected Financial Data (dollars in thousands)
Revenue	$337,108	$331,348	$5,760	1.7%
Operating expenses	311,705	331,015	(19,310)	(5.8%)
Income (loss) from continuing operations	(10,135)	(42,186)	32,051	N/M
Discontinued operations	184,115	(42,571)	226,686	N/M
Net income (loss)	173,980	(84,757)	258,737	N/M
Capital expenditures	14,083	16,023	(1,940)	(12.1%)
Cash, cash equivalents and short-term investments, end of period	68,453	54,078	14,375	26.6%
Key Operating Metrics and Non-GAAP Financial Measures
Total subscribers, end of period	384,537	359,460	25,077	7.0%
Subscriber gross additions	160,002	172,007	(12,005)	(7.0%)
Subscriber net additions	25,077	20,321	4,756	23.4%
Churn	2.80%	3.20%	(0.40%)	NM
ARPU	$57.01	$60.00	$(2.99)	(5.0%)
CPGA	$375	$361	$14	3.9%
EBITDA (in thousands)	$73,232	$46,827	$26,405	56.4%

Notable financial effects during the fourth fiscal quarter of 2004 include:

•	An $11.7 million special settlement credit resulting from the resolution of previous disputes with Sprint in connection with the amendment of our management and services agreement with Sprint.

Notable financial effects during the fourth fiscal quarter of 2003 include:

•	A special Sprint settlement credit of $1.9 million as an increase to revenue.

Management Commentary
“We had another solid quarter of operating results with gross additions increasing by approximately 10,000 over last year’s fourth fiscal quarter and approximately 6,200 over the previous quarter,” said Thomas M. Dougherty, president and chief executive officer of AirGate PCS. “This improved productivity in our sales channels contributed to a 9,296 increase in our subscriber base. The combination of renewed subscriber growth and solid travel and roaming results also helped produce strong cash flow results for the quarter. Furthermore, we turned up six new cell sites during the quarter as part of our commitment to improve our network coverage and become even more competitive within the marketplace.”

“During this past quarter, we also amended our affiliate agreements with Sprint, providing greater certainty to travel rates and services provided by Sprint through 2006,” Dougherty continued. “In addition to settling these issues with Sprint, in October we issued $175 million in floating rate notes to repay our banks and call outstanding 13.5% notes, while also providing for nearly $40 million of additional cash to be added to our cash balance. With these issues behind us, we have strengthened our financial position with greater visibility on our key metrics going forward. More importantly, the management team at AirGate can now focus more intently on further improving the operating results of the Company.”

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AirGate PCS Announces Fourth Quarter Fiscal 2004 Results

December 13, 2004

Recent Events
On December 8, 2004, it was announced that the Board of Directors approved a definitive agreement under which AirGate PCS, Inc. will merge with and into a wholly-owned subsidiary of Alamosa Holdings, Inc. Under the terms of the definitive agreement, AirGate shareholders will receive 2.87 Alamosa shares for every share of AirGate common stock they hold. In addition, AirGate shareholders will have the option to elect cash consideration in place of Alamosa stock, up to an aggregate amount of $100 million, with the per share cash consideration based on the average closing price of Alamosa stock in the ten trading days prior to the completion of the transaction multiplied by 2.87.

The transaction is subject to customary regulatory review, approval by Sprint and approval of the shareholders of AirGate and Alamosa. The transaction is expected to close in the second quarter of 2005.

Conference Call
AirGate PCS will hold a conference call to discuss this press release Tuesday, December 14, 2004, at 9:00 a.m. ET. A live broadcast of the conference call will be available on-line at www.airgatepcsa.com . To listen to the live call, please go to the Web site at least 15 minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call through the close of business on January 14, 2005.

About AirGate PCS
AirGate PCS, Inc. is the PCS Affiliate of Sprint with the right to sell wireless mobility communications network products and services under the Sprint brand in territories within three states located in the Southeastern United States. The territories include over 7.4 million residents in key markets such as Charleston, Columbia, and Greenville-Spartanburg, South Carolina; Augusta and Savannah, Georgia; and Asheville, Wilmington and the Outer Banks of North Carolina.

This news release contains forward-looking statements that are based on current expectations, estimates, forecasts and projections about the wireless industry, the recapitalization plan, our beliefs and our management’s assumptions. Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates” and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.

Factors that could cause actual results to differ include: our dependence on the success of Sprint’s wireless business; the competitiveness and impact of Sprint wireless pricing plans and PCS products and services; intense competition in the wireless market and the unsettled nature of the wireless market; the potential to experience a continued high rate of subscriber turnover; the ability of Sprint to provide back office billing, subscriber care and other services and the quality and costs of such services or, alternatively, our ability to outsource all or a portion of these services at acceptable costs and the quality of such services; subscriber credit quality; the ability to successfully leverage 3G products and services; inaccuracies in financial information provided by Sprint; new charges and fees, or increased charges and fees, imposed by Sprint; the impact and outcome of disputes with Sprint; our ability to predict future customer growth, as well as other key operating metrics; the impact of spending cuts on network quality, customer retention and customer growth; rates of penetration in the wireless industry; our significant level of indebtedness and debt covenant requirements; the impact and outcome of legal proceedings between other PCS Affiliates of Sprint and Sprint; the potential need for additional sources of capital and liquidity; risks related to our ability to compete with larger, more established businesses; anticipated future losses; rapid technological and market change; the impact of wireless local number portability; an adequate supply of subscriber equipment; the current economic slowdown; and the volatility of AirGate PCS’ stock price.

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AirGate PCS Announces Fourth Quarter Fiscal 2004 Results

December 13, 2004

For a detailed discussion of these and other cautionary statements and factors that could cause actual results to differ from those contained in this news release, please refer to AirGate PCS’ filings with the SEC, especially in the “risk factors” section of AirGate PCS’ Form 10-K/A for the fiscal year ended September 30, 2003, and in subsequent filings with the SEC. Except as otherwise required under federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

Financial Measures and Key Operating Metrics
In this press release, the Company uses several key operating metrics and non-GAAP financial measures. In Schedule I, the Company defines each of these metrics and provides a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measure. These financial measures and operating metrics are a supplement to GAAP financial information and should not be considered as an alternative to, or more meaningful than, net income (loss), cash flow or operating income (loss) as determined in accordance with GAAP.

SCHEDULE I

Financial Measures and Key Operating Metrics
The Company uses certain operating and financial measures that are not calculated in accordance with accounting principles generally accepted in the United States of America, or GAAP. A non-GAAP financial measure is defined as a numerical measure of a company’s financial performance that (i) excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the comparable measure calculated and presented in accordance with GAAP in the statement of income or statement of cash flows; or (ii) includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the comparable measure so calculated and presented.

Terms such as subscriber net additions, average revenue per user (“ARPU”), churn and cost per gross addition (“CPGA”) are important operating metrics used in the wireless telecommunications industry. These metrics are important to compare us to other wireless service providers. ARPU and CPGA assist management in budgeting and CPGA also assists management in quantifying the incremental costs to acquire a new subscriber. Except for churn and net subscriber additions, the Company has included a reconciliation of these metrics to the most directly comparable GAAP financial measure. Churn and subscriber net additions are operating statistics with no comparable GAAP financial measure. ARPU and CPGA are supplements to GAAP financial information and should not be considered an alternative to, or more meaningful than, revenues, expenses, loss from continuing operations, or net income (loss) as determined in accordance with GAAP.

Earnings before interest, taxes, depreciation and amortization, or “EBITDA”, is a performance metric used by AirGate and by other companies. Management believes that EBITDA is a useful adjunct to income (loss) from continuing operations and other measurements under GAAP because it is a meaningful measure of a company’s performance, as interest, taxes, depreciation and amortization can vary significantly between companies due in part to differences in accounting policies, tax strategies, levels of indebtedness, capital purchasing practices and interest rates. EBITDA also assists management in evaluating operating performance and is sometimes used to evaluate performance for executive compensation. The Company has included below a presentation of the GAAP financial measure most directly comparable to EBITDA, which is income (loss) from continuing operations, as well as a reconciliation of EBITDA to income (loss) from continuing operations. EBITDA is a supplement to GAAP financial information and should not be considered an alternative to, or more meaningful than, net income (loss), income (loss) from continuing operations, or operating income (loss) as determined in accordance with GAAP. EBITDA has distinct limitations as compared to GAAP information such as net income (loss), income (loss) from continuing operations, or operating income (loss). By excluding interest and income taxes for example, it may not be apparent that both represent a reduction in cash available to the Company. Likewise, depreciation and amortization, while non-cash items, represent generally the decreases in the value of assets that produce revenue for the Company.

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AirGate PCS Announces Fourth Quarter Fiscal 2004 Results

December 13, 2004

ARPU, churn, CPGA and EBITDA as used by the Company may not be comparable to a similarly titled measure of another company.

The following terms used in this report have the following meanings:

•	“ARPU” summarizes the average monthly service revenue per user, excluding roaming revenue. The Company excludes roaming revenue from its ARPU calculation because this revenue is generated from customers of Sprint and other carriers that use our network and not directly from our subscribers. ARPU is computed by dividing average monthly service revenue for the period by the average subscribers for the period.

•	“Churn” is the average monthly rate of subscriber turnover that both voluntarily and involuntarily discontinued service during the period, expressed as a percentage of the average subscribers for the period. Churn is computed by dividing the number of subscribers that discontinued service during the period, net of 30-day returns, by the average subscribers for the period.

•	“CPGA” summarizes the average cost to acquire new subscribers during the period. CPGA is computed by adding the equipment margin for handsets sold to new subscribers (equipment revenues less cost of equipment, which costs have historically exceeded the related revenues) and selling and marketing expenses related to adding new subscribers. Retail customer service expenses and the equipment margin on handsets sold to existing subscribers, including handset upgrade transactions, are excluded, as these costs are incurred specifically for existing subscribers. That net amount is then divided by the total new subscribers acquired during the period. Prior to June 30, 2004, the Company included upgrade costs for existing subscribers as a component of CPGA. The Company believes the measure is more meaningful and comparable if these costs are excluded given they relate to existing subscribers. For the quarter ended June 30, 2004, the Company has excluded handset upgrade costs from the CPGA calculation for all periods presented.

•	“EBITDA” means earnings before interest, taxes, depreciation and amortization.

AirGate PCS Announces Fourth Quarter Fiscal 2004 Results

December 13, 2004

AIRGATE PCS, INC.
Consolidated Balance Sheets

	September 30,	September 30,
	2004	2003
	(Dollars in thousands, except share
	and per share amounts)
Assets
Current assets:
Cash and cash equivalents	$13,453	$54,078
Short-term investment securities	55,000	—
Accounts receivable, net of allowance for doubtful accounts of $5,517 and $4,635	20,329	26,994
Receivable from Sprint	23,601	15,809
Inventories	3,052	2,132
Prepaid expenses	983	2,107
Other current assets	23	145

Total current assets	116,441	101,265
Property and equipment, net of accumulated depreciation and amortization of $177,729 and $129,986	144,324	178,070
Financing costs	3,071	6,682
Direct subscriber activation costs	1,846	3,907
Other assets	965	992

Total assets	$266,647	$290,916

Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$2,128	$5,945
Accrued expense	18,967	12,104
Payable to Sprint	40,879	45,069
Deferred revenue	9,107	7,854
Current maturities of long-term debt	21,200	17,775

Total current liabilities	92,281	88,747
Deferred subscriber activation fee revenue	3,172	6,701
Other long-term liabilities	3,090	1,841
Long-term debt, excluding current maturities	248,396	386,509
Investment in iPCS	—	184,115

Total liabilities	346,939	667,913
Commitments and contingencies	—	—
Stockholders’ deficit:
Preferred stock, $.01 par value; 1,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $.01 par value; 30,000,000 shares authorized; 11,768,058 and 5,192,238 shares issued and outstanding at September 30, 2004 and 2003	118	52
Additional paid-in-capital	1,046,551	924,095
Accumulated deficit	(1,126,961)	(1,300,941)
Unearned stock compensation	—	(203)

Total stockholders’ deficit	(80,292)	(376,997)

Total liabilities and stockholders’ deficit	$266,647	$290,916

AirGate PCS Announces Fourth Quarter Fiscal 2004 Results

December 13, 2004

AIRGATE PCS, INC.
Consolidated Statements of Operations

	Quarter Ended		Year Ended
	September 30,		September 30,
	2004	2003	2004	2003
	(Dollars in thousands, except share and per share amounts)
Revenue:
Service revenue	$65,622	$66,449	$254,488	$251,481
Roaming revenue	22,338	19,653	69,708	68,222
Equipment revenue	3,571	3,215	12,912	11,645

Total revenue	91,531	89,317	337,108	331,348
Operating Expenses:
Cost of service and roaming (exclusive of depreciation and amortization as shown separately below)	36,241	49,155	161,430	187,365
Cost of equipment	8,651	6,020	29,109	21,522
Selling and marketing expense	13,906	10,863	50,859	51,769
General and administrative expense	4,656	7,910	22,430	23,347
Depreciation and amortization of property and equipment	12,155	11,662	47,829	46,494
Loss on disposal of property and equipment	55	100	48	518

Total operating expense	75,664	85,710	311,705	331,015

Operating income (loss)	15,867	3,607	25,403	333
Interest income	237	124	747	187
Interest expense	(7,428)	(11,545)	(36,285)	(42,706)

Income (loss) from continuing operations before income tax	8,676	(7,814)	(10,135)	(42,186)
Income tax	—	—	—	—

Income (loss) from continuing operations	8,676	(7,814)	(10,135)	(42,186)
Discontinued Operations:
Loss from discontinued operations	—	—	—	(42,571)
Gain on disposal of discontinued operations net of $0 income tax expense	—	—	184,115	—

Income (loss) from discontinued operations	—	—	184,115	(42,571)

Net income (loss)	$8,676	$(7,814)	$173,980	$(84,757)

Basic and diluted weighted-average number of shares outstanding	11,771,036	5,188,210	9,216,778	5,181,683
Basic and diluted earnings (loss) per share:
Income (loss) from continuing operations	$0.74	$(1.51)	$(1.10)	$(8.14)
Income (loss) from discontinued operations	—	—	19.98	(8.22)

Net income (loss)	$0.74	$(1.51)	$18.88	$(16.36)

AirGate PCS Announces Fourth Quarter Fiscal 2004 Results

December 13, 2004

AIRGATE PCS, INC.
Non-GAAP Financial Measures and Key Operating Statistics

	For the Quarters Ended September 30,
			Increase	Increase
	2004	2003	(Decrease) $	(Decrease) %
Total subscribers, end of period	384,537	359,460	25,077	7.0%
Subscriber gross additions	44,437	34,464	9,973	28.9%
Subscriber net additions	9,296	(4,697)	13,993	(297.9%)
Churn	2.83%	3.41%	(0.58%)	NM
ARPU	$57.58	$61.22	$(3.64)	(5.9%)
CPGA	$375	$395	$(20)	(5.0%)
EBITDA (in thousands)	$28,022	$15,269	$12,753	83.5%

	For the Quarters Ended September 30,
			Increase	Increase
	2004	2003	(Decrease) $	(Decrease) %
Income (loss) from continuing operations	$8,676	$(7,814)	$16,490	NM
Plus: Depreciation and amortization of property and equipment	12,155	11,662	493	4.2%
Less: Interest income	237	124	113	91.1%
Plus: Interest expense	7,428	11,545	(4,117)	(35.7%)

EBITDA	$28,022	$15,269	$12,753	83.5%

	For the Quarters Ended September 30,
			Increase	Increase
	2004	2003	(Decrease) $	(Decrease) %
Average Revenue Per User (ARPU):
Service revenue	$65,622	$66,449	$(827)	(1.2%)
Average subscribers	379,889	361,809	18,080	5.0%
ARPU	$57.58	$61.22	$(3.64)	(5.9%)

	For the Quarters Ended September 30,
			Increase	Increase
	2004	2003	(Decrease) $	(Decrease) %
Cost Per Gross Addition (CPGA):
Selling and marketing expense	$13,906	$10,863	$3,043	28.0%
Plus: activation costs	912	1,001	(89)	(8.9%)
Plus: cost of equipment	8,651	6,020	2,631	43.7%
Less: costs for existing subscribers	3,224	1,047	2,177	207.9%
Less: equipment revenue	3,571	3,212	359	11.2%

Total acquisition costs	$16,674	$13,625	$3,049	22.4%

Gross additions	44,437	34,464	9,973	28.9%
CPGA	$375	$395	$(20)	(5.1%)

	For the Twelve Months Ended September 30,
			Increase	Increase
	2004	2003	(Decrease) $	(Decrease) %
Total subscribers, end of period	384,537	359,460	25,077	7.0%
Subscriber gross additions	160,002	172,007	(12,005)	(7.0%)
Subscriber net additions	25,077	20,321	4,756	23.4%
Churn	2.80%	3.20%	(0.40%)	NM
ARPU	$57.01	$60.00	$(2.99)	(5.0%)
CPGA	$375	$361	$14	3.9%
EBITDA (in thousands)	$73,232	$46,827	$26,405	56.4%

	For the Twelve Months Ended September 30,
			Increase	Increase
	2004	2003	(Decrease) $	(Decrease) %
Loss from continuing operations	$(10,135)	$(42,186)	$32,051	76.0%
Plus: Depreciation and amortization of property and equipment	47,829	46,494	1,335	2.9%
Less: Interest income	747	187	560	299.5%
Plus: Interest expense	36,285	42,706	(6,421)	(15.0%)

EBITDA	$73,232	$46,827	$26,405	56.4%

	For the Twelve Months Ended September 30,
			Increase	Increase
	2004	2003	(Decrease) $	(Decrease) %
Average Revenue Per User (ARPU):
Service revenue	$254,488	$251,481	$3,007	1.2%
Average subscribers	371,999	349,300	22,699	6.5%
ARPU	$57.01	$60.00	$(2.99)	(5.0%)

	For the Twelve Months Ended September 30,
			Increase	Increase
	2004	2003	(Decrease) $	(Decrease) %
Cost Per Gross Addition (CPGA):
Selling and marketing expense	$50,859	$51,769	$(910)	(1.8%)
Plus: activation costs	3,353	2,917	436	14.9%
Plus: cost of equipment	29,109	21,522	7,587	35.3%
Less: costs for existing subscribers	10,439	2,443	7,996	327.3%
Less: equipment revenue	12,912	11,645	1,267	10.9%

Total acquisition costs	$59,970	$62,120	$(2,150)	(3.5%)

Gross additions	160,002	172,007	(12,005)	(7.0%)
CPGA	$375	$361	$14	3.9%